UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2022

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Succession

The Company has implemented its CEO succession plan consistent with the disclosures made in Item 5.02 of the Company’s Form 8-K filed September 12, 2022 and described in the Company’s Proxy Statement dated December 14, 2022.

Effective December 31, 2022, the Company’s Chairman, Chief Executive Officer and President, Victor L. Richey, retired as Chief Executive Officer and President. Effective January 1, 2023 Mr. Richey, a current director, assumed the position of Executive Chairman of the Board of Directors.

Mr. Richey and the Company entered into an Amendment of Mr. Richey’s Employment Agreement effective December 31, 2022, which provides that Mr. Richey will remain as an employee and director of the Company with the title of Executive Chairman during a transition period ending not later than December 31, 2023. Effective January 1, 2023, Mr. Richey’s base salary was adjusted to an annual rate of $650,000, to be prorated over the length of the transition period. The form of Amendment to Mr. Richey’s Employment Agreement is attached hereto as Exhibit 10.1.

Mr. Richey will continue to participate in the Company’s Performance Compensation Plan (PCP) until the end of the transition period. For the first quarter of fiscal 2023, which ended December 31, 2022, Mr. Richey’s 2023 cash incentive target remained at his fiscal 2022 target of $959,500, to be prorated for the first quarter of fiscal 2023; and beginning January 1, 2023 Mr. Richey’s 2023 cash incentive target was reduced to $487,500, to be prorated from January 1, 2023 until the end of the transition period.

Mr. Richey also received a one-time award of 17,241 restricted stock units (RSUs), which is $1,500,000 divided by the Company’s closing stock price of $87.00 per share on January 3, the first trading day of January. The award will vest on December 31, 2023 and be distributed in shares at the beginning of 2024. It is subject to a non-compete covenant ending two years after the distribution date and other conditions, including potential clawbacks, similar to those in the Company’s standard RSU awards. The form of Mr. Richey’s RSU award is attached hereto as Exhibit 10.2.

On January 1, 2023, Bryan H. Sayler succeeded to the offices of Chief Executive Officer and President of the Company. Mr. Sayler has entered into an employment and compensation agreement with the Company on terms consistent with those described in the Company’s Form 8-K filed September 12, 2022. The form of Mr. Sayler’s Employment Agreement is attached hereto as Exhibit 10.3.

Increase in Size of Board of Directors; New Director

Pursuant to the previous actions of the Company’s Board of Directors and consistent with the disclosures made in Item 5.02 of the Company’s Form 8-K filed September 12, 2022, effective January 1, 2023 the authorized size of the Company’s Board of Directors was increased from eight to nine members, and Bryan H. Sayler became a Class I director of the Company filling the vacancy thereby created, to serve for a term ending at the 2024 annual meeting of shareholders. As stated above, effective January 1, 2023 Victor L. Richey, assumed the position of Executive Chairman of the Board. James M. Stolze remains in his current position as Lead Director.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment to Employment Agreement of Victor L. Richey effective December 31, 2022
10.2	Transition Award Agreement with Victor L. Richey effective January 3, 2023
10.3	Employment and Compensation Agreement with Bryan H. Sayler effective January 1, 2023
104	Cover Page Inline Interactive Data File

Any references to the Company’s web site address included in this Form 8-K and the press release are intended only as inactive textual references and not as active links to its web site. Information contained on the Company’s web site does not constitute part of this Form 8-K or the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2023

ESCO TECHNOLOGIES INC.

By:	/s/David M. Schatz
David M. Schatz
Senior Vice President, Secretary and General Counsel